                                                                   EXHIBIT 10.12

                              OPERATING AGREEMENT

                                      OF

                          FOX KIDS WORLDWIDE, L.L.C.
                     A DELAWARE LIMITED LIABILITY COMPANY

                               TABLE OF CONTENTS

                                                                                                        PAGE
R E C I T A L S.........................................................................................  2

ARTICLE 1   DEFINED TERMS...............................................................................  2
     1.1    Defined Terms...............................................................................  2

ARTICLE 2   FORMATION AND BUSINESS OF THE COMPANY.......................................................  2
     2.1    Formation of the Company....................................................................  2
     2.2    Name of Company.............................................................................  3
     2.3    Place of Business...........................................................................  3
     2.4    Service Of Process: Registered Office.......................................................  3
     2.5    Purposes....................................................................................  3
     2.6    Powers......................................................................................  3
     2.7    Term........................................................................................  4

ARTICLE 3   MEMBERS.....................................................................................  4
     3.1    Limited Liability...........................................................................  4
     3.2    Class A Member.
     3.3    Class B Members.
     3.4    Admission of Additional Members.............................................................  4
     3.5    Withdrawals.................................................................................  5
     3.6    Transfer and Assignment of Interests........................................................  5
     3.7    Transactions between Members and their Affiliates...........................................  5

ARTICLE 4   GOVERNANCE AND MANAGEMENT...................................................................  5
     4.1    Members Committee...........................................................................  5
            4.1.1  Composition of the Members Committee.................................................  5
     4.2    Meetings Of The Members Committee...........................................................  6
     4.3    Voting By Members of the Members Committee..................................................  7
     4.4    Operating Committee.........................................................................  7
     4.5    Other Committees Of The Members Committee...................................................  7
     4.6    Vote by Haim Saban..........................................................................  7
     4.7    Delegation Of Authority; Officers...........................................................  8
     4.8    Senior Executives...........................................................................  9
     4.9    Operational Veto Rights..................................................................... 10
     4.10   Sale of More than One-Third Original Interest............................................... 11
     4.11   Indemnification............................................................................. 11
     4.12   Special Provision Related to Israel Licensee................................................ 12
     4.13   Saban Receivable............................................................................ 12
     4.14   Fiduciary Duties............................................................................ 12

ARTICLE 5   CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS,
            ALLOCATION OF TAX ITEMS; MEMBER LOANS; DISTRIBUTIONS........................................ 12
     5.1    Initial Capital Contributions............................................................... 12
     5.2    Additional Capital Contributions............................................................ 13
     5.3    Maintenance Of Capital Accounts............................................................. 13
     5.4    Allocation Of Tax Items..................................................................... 13
     5.5    Negative Capital Accounts................................................................... 14

     5.6    Tax Distributions........................................................................... 14
     5.7    Additional Distributions.................................................................... 14
     5.8    FBC Loan.................................................................................... 15
     5.9    Transfer of Distributable Cash to the Company; Dividends ................................... 15
     5.10   Return of Distributions..................................................................... 15
     5.11   No Interest................................................................................. 16
     5.12   Tax Matters Partner......................................................................... 16
     5.13   Taxation As a Partnership................................................................... 16

ARTICLE 6   EXCULPATION;  INDEMNIFICATION............................................................... 16
     6.1    No Liability................................................................................ 16
     6.2    Company Indemnity Obligations............................................................... 16
     6.3    Settlement; Procedures...................................................................... 17
     6.4    Withdrawal.................................................................................. 17
     6.5    Settlements Conditioned Upon Full Release................................................... 17
     6.6    Subrogation................................................................................. 17

ARTICLE 7   BOOKS OF ACCOUNT, ACCOUNTING AND REPORTS.................................................... 18
     7.1    Books and Records........................................................................... 18
     7.2    Inspection Rights........................................................................... 18
     7.3    Annual and Quarterly Statements............................................................. 18
     7.4    Certified Public Accountants................................................................ 19
     7.5    Bank Accounts............................................................................... 19
     7.6    Tax Elections............................................................................... 19

ARTICLE 8   DISSOLUTION AND LIQUIDATION OF THE COMPANY.................................................. 19
     8.1    Dissolution................................................................................. 19
     8.2    Effect Of Dissolution....................................................................... 19
     8.3    No Recourse Against Members For Distribution................................................ 20
     8.4    Liquidation................................................................................. 20

ARTICLE 9   MISCELLANEOUS PROVISIONS.................................................................... 21
     9.1    Miscellaneous............................................................................... 21
     9.2    Rights Personal to FCNH and Saban........................................................... 21
     9.3    Notices..................................................................................... 22
            9.3.4    Severability....................................................................... 23
            9.3.5    Governing Law...................................................................... 23
            9.3.6    No Adverse Construction............................................................ 23
            9.3.7    Counterparts....................................................................... 23
            9.3.8    Costs and Attorneys' Fees.......................................................... 24
            9.3.9    Successors and Assigns............................................................. 24
            9.3.10   Amendments and Waivers............................................................. 24
            9.3.11   Entire Agreement................................................................... 24
            9.3.12   Agreement to Perform Required Acts................................................. 25
            9.3.13   Consent to Jurisdiction; Forum Selection........................................... 25
            9.3.14   Deadlock........................................................................... 25

EXHIBIT A   Defined Terms............................................................................... 27

                              OPERATING AGREEMENT
                                      FOR
                          FOX KIDS WORLDWIDE, L.L.C.
                     A DELAWARE LIMITED LIABILITY COMPANY


     This Operating Agreement (the "Agreement") is made and entered into as of December 22, 1995, by and among Saban Entertainment, Inc., a Delaware corporation ("SEI"), FCN Holding, Inc., a Delaware corporation ("FCNH"), and Fox Broadcasting Company, a Delaware corporation ("FBC").


                                R E C I T A L S
                                ---------------

          A. SEI, FBC and FCNH desire to maximize their long-term strategic values, and have determined that it would be in their respective best interests to achieve this objective by entering into a strategic alliance for the purpose of sharing with each other their respective strengths, to the mutual benefit of all of them, all on the terms and conditions of this Agreement, and in connection therewith have entered into that certain LLC Formation Agreement dated as of November 1, 1995 (the "Formation Agreement").

          B. Pursuant to the Formation Agreement, SEI, FCNH and FBC have formed FOX KIDS WORLDWIDE, L.L.C. (the "Company") under the laws of the State of Delaware and have entered into this Agreement to regulate the rights, preferences and privileges of the Members of the Company.


                                   ARTICLE 1

                                 DEFINED TERMS
                                 -------------

     1.1    DEFINED TERMS.  The terms defined in Exhibit "A" shall have the same
            -------------
meanings when used herein.

                                   ARTICLE 2

                            FORMATION AND BUSINESS
                            ----------------------
                                OF THE COMPANY
                                --------------

     2.1 FORMATION OF THE COMPANY. Pursuant to the Delaware Act, the Members have formed a Delaware limited liability company under the laws of the State of Delaware by filing the Certificate of Formation attached hereto as

Schedule 2.1 with the Delaware Secretary of State and entering into this
------------
Agreement.  It is the
intent of the parties that this Agreement be deemed effective as of June 1, 1995 and that, to the extent permissible under GAAP, the operations of the Company and the Operating Entities be accounted for as if this Agreement had been entered into at such time. The rights and obligations of the Members shall be determined pursuant to the Delaware Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Delaware Act, control.

     2.2 NAME OF COMPANY. The name of the Company is FOX KIDS WORLDWIDE, L.L.C., and all of the Company's business shall be conducted under this name or under any other name approved by the Members Committee, but in any case, only to the extent permitted by applicable law. The Operating Entities shall operate under their respective names as of the date of this Agreement unless otherwise determined by the Members Committee.

     2.3 PLACE OF BUSINESS. The location of the principal place of business shall from time to time be determined by the Members Committee. The Company may have such additional offices and places of business as may be established at such other locations as may from time to time be approved by the Members Committee.

     2.4 SERVICE OF PROCESS: REGISTERED OFFICE. The registered agent for the service of process and the registered office shall be that Person and location reflected in the Certificate of Formation. The Members Committee may, from time to time, change the registered agent or office through appropriate filings with the Secretary of State of the State of Delaware. In the event the registered agent ceases to act as such for any reason, or the registered office shall change, the Members Committee promptly shall designate a replacement registered agent or file a notice of change of address as the case may be, all in accordance with any applicable requirements of the Delaware Act.

     2.5 PURPOSES. The purpose of the Company shall be to engage in the business of forming and operating an integrated children's entertainment business which shall include, but not be limited to, the business currently operated or contemplated by the Operating Entities (including, in the case of SEI, the operations of its movie, merchandising and consumer products divisions). Initially, it is contemplated that the Company's primary operations will be limited to the management of the Operating Entities pursuant to the provisions of the Management Agreement. The Company may engage in any lawful business which is incidental, necessary, or desirable to carry out the business of the Company as described herein.

     2.6 POWERS. The Company will have the power to do any and all acts and things necessary, appropriate, advisable, or convenient for the furtherance and accomplishment of the purposes of the Company, including, without limitation, to engage in any kind of activity and to enter into and perform obligations of any kind necessary to or in connection with, or incidental to, the accomplishment of the purposes of the Company.

     2.7 TERM. Unless sooner terminated in accordance with Article 8 hereof, the Company shall liquidate and dissolve on October 31, 2070.


                                   ARTICLE 3

                                    MEMBERS
                                    -------

     3.1 LIMITED LIABILITY. Except as required under the Act or as expressly set forth in this Agreement, no Member shall be personally liable for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise.

     3.2 CLASS A MEMBER. FBC shall be a Class A Member hereunder. As a Class A Member, FBC shall have the right to receive distributions of Distributable Cash pursuant to Sections 5.7.3 and 5.7.4 hereof, distributions on dissolution or liquidation pursuant to Sections 8.4.1(c) and 8.4.1(d) and allocations of net profits and net losses and similar items from the Company as expressly provided for in Section 5.4 hereof, but shall not have any other rights of a Member including, without limitation, the right to vote or participate in the management or any right to information concerning the business and affairs of the Company. FBC's Class A membership in the Company shall terminate at such time as FBC shall receive aggregate distributions from the Company under Sections 5.7.3, 5.7.4, 8.4.1(c) and 8.4.1(d) or otherwise in an aggregate amount equal to $50 million.

     3.3 CLASS B MEMBERS. Each of SEI and FCNH shall be a Class B Member. As a Class B Member, each of SEI and FCNH shall have the right to receive distributions of Distributable Cash pursuant to Section 5.7 hereof, distributions on dissolution or liquidation pursuant to Section 8.4.1(e) hereof, allocations of net profits and net losses and similar items from the Company as expressly provided for in Section 5.4 hereof, and the right to vote on or participate in the management and the right to receive information concerning the business and affairs of the Company, all as provided for herein.

     3.4 ADMISSION OF ADDITIONAL MEMBERS. The Company shall not admit any Members other than SEI, FCNH and FBC.

     3.5 WITHDRAWALS OR RESIGNATIONS. No Member may withdraw or resign from the Company.

     3.6 TRANSFER AND ASSIGNMENT OF INTERESTS. No Member shall be entitled to transfer, assign, convey, sell, encumber or in any way alienate all or any part of its membership interest in the Company, including by way of involuntary transfer.

     3.7 TRANSACTIONS BETWEEN MEMBERS AND THEIR AFFILIATES. Except as provided in Sections 4.12 and 4.13 hereof, (i) all transactions between any Member or any Subsidiary of such Member, on the one hand, and any Affiliate of such Member, on the other, shall be made only with the prior approval of the Senior Executive-Children's Network, in the case of SEI and its Subsidiaries and Affiliates, and the Senior Executive-Saban Entertainment, in the case of FCNH and FBC and their respective Subsidiaries and Affiliates, and (ii) all agreements between the Company, on the one hand, and any Member or any Affiliate of a Member, on the other, shall be negotiated and approved by the Senior Executive-Children's Network, in the case of SEI and its Subsidiaries and Affiliates, and the Senior Executive-Saban Entertainment, in the case of FCNH and FBC and their respective Subsidiaries and Affiliates. SEI shall have the right and power, without approval of the Members Committee, to cause the Company, SEI or any of its Subsidiaries to pursue any claim or litigation against FBC or FCNH or any of their respective Affiliates for breach of any contract between such Person and the Company or any of the Operating Entities. FCNH shall have the right and power, without approval of the Members Committee, to cause the Company, FCNH or FBC or any of their respective Subsidiaries, to pursue any claim or litigation against SEI or any of its Affiliates for breach of any contract between such Person and the Company or any of the Operating Entities.


                                   ARTICLE 4

                           GOVERNANCE AND MANAGEMENT
                           -------------------------

     4.1    MEMBERS COMMITTEE

            4.1.1 COMPOSITION OF THE MEMBERS COMMITTEE. The Members shall manage the Company's Business through a members committee (the "Members Committee") which, except as otherwise expressly provided herein, shall have and exercise full power and discretion and final authority with respect to the management of the affairs of the Company. The Members Committee shall be comprised of eight members (each, a "Member of the Members Committee" or a "Committee Member") to be elected by the Class B Members as provided in this
Section 4.1.1 and Section 4.10 below. Until the occurrence of a Terminating Event, the Committee Members shall be divided into two (2) classes. Subject to the provisions of Section 4.10 below, the first class ("Class I Committee Members") shall consist of four (4) Committee Members to be designated by FCNH and the second class ("Class II Committee Members") shall consist of four (4) Committee Members to be designated by Saban. FCNH or Saban each may, at any time, change any or all of the Class I or Class II Committee Members, respectively, appointed by it and, upon such change, or the death, permanent disability sufficient to prevent performance of the duties of a Member of the Members Committee or resignation of any Class I or Class II Committee Member, a successor shall be designated (in a notice delivered to all Members) by the Person which appointed the Member of the Members Committee being replaced. From and after a Terminating Event, the Members Committee shall consist of one class of four Committee Members to be elected as provided in
Section 4.10 below.

     4.2    MEETINGS OF THE MEMBERS COMMITTEE.

            4.2.1 Regular meetings of the Members Committee may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Members Committee. Special meetings of the Members Committee may be called by either Class B Member on 48 hours notice to each Member of the Members Committee, given in person or by telephone or facsimile transmission, or by overnight mail or courier delivery. Actions taken at a meeting at which a quorum is present shall be effective irrespective of the lack of appropriate notice to any Member of the Members Committee. The business to be transacted at a Special Meeting must be specified in the notice of such meeting.

            4.2.2 Subject to the provisions of Section 4.10 below, a quorum of the Members Committee shall consist of at least two Class I Committee Members and two Class II Committee Members (except if Saban is present at the meeting, his presence shall be sufficient for quorum purposes so long as two Class I Committee Members are also present). No vote of Committee Members at any meeting at which a quorum is not present shall be effective. If a quorum is not present at any meeting, the meeting shall be adjourned and reconvened only with the giving of notice as required by Section 4.2.1.

            4.2.3 Committee Members may participate in a meeting of the Members Committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

            4.2.4 Any action required or permitted to be taken at a meeting of the Members Committee may be taken without a meeting upon consent of a majority vote of each Class of Committee Members. Such consent shall be obtained through the signing of a resolution authorizing action without a meeting. Such resolution shall be provided to all Committee Members in advance of a vote thereon. The signed consent to action without a meeting shall be inserted in the minutes of the Members Committee along with the record of the written vote on the underlying action.

     4.3 VOTING BY MEMBERS OF THE MEMBERS COMMITTEE. On all matters submitted to the Members Committee, each Member of the Members Committee shall be entitled to one vote. Subject to the provisions of Section 4.10 below, action by the Members Committee shall require the approval or authorization by the Members Committee evidenced by a resolution adopted by a vote of a majority of the Class I Committee Members present and voting and a majority of the Class II Committee Members present and voting at a duly called meeting of the Members Committee.

     4.4 OPERATING COMMITTEE. Subject to the provisions of Section 4.10 below, there shall be an Operating Committee to be composed of two Class I Committee Members to be appointed by the Class I Committee Members as a group and two Class II Committee Members (which shall include Saban) to be appointed by the Class II Committee Members as a group. The Operating Committee shall have all of the powers of the Members Committee as a whole and shall oversee the operations of the Company. A quorum of the Operating Committee shall consist of at least one Class I Committee Member and at least one Class II Committee Member. An action by the Operating Committee shall require the approval or authorization by such committee evidenced by a resolution adopted unanimously by all of the Committee Members present and voting at a duly called meeting of the committee. The provisions of Sections 4.2.2, 4.2.3 and 4.2.4 shall also govern the conduct of the Operating Committee to the extent not otherwise inconsistent with the provisions of this Section 4.4.

     4.5 OTHER COMMITTEES OF THE MEMBERS COMMITTEE. The Members Committee may designate from among the Committee Members such other committees as it shall deem appropriate to conduct such investigation and other business as it deems necessary or appropriate from time to time.

     4.6 VOTE BY HAIM SABAN. Notwithstanding anything to the contrary contained herein, until such time as the Successor Entity (as defined in the Strategic Shareholders Agreement) registers any of its equity securities under the Securities Act of 1933, as amended, if Saban is present and voting at any meeting of the Members Committee or any meeting of a committee thereof of which he is a member (including, but not limited to, the Operating Committee), then he shall have the sole right to cast any vote of the Class II Committee Members. If the vote or consent of the Members Committee or committee thereof is being solicited by written consent pursuant to the provisions of Section 4.2.4 hereof, the action of Saban evidenced by his written consent shall be deemed the written consent of all other Class II Committee Members entitled to vote thereon notwithstanding their failure or refusal to execute such written consent.

     4.7    DELEGATION OF AUTHORITY; OFFICERS.

            4.7.1 The officers of the Company shall include a Senior Executive-Children's Network and a Senior Executive-Saban Entertainment, each of whom shall be employees of the Company. The Company also may have such other officers as the Members Committee may in its discretion appoint, including without limitation: (a) one or more Vice Presidents, (b) a Chief Financial Officer, (c) a Chief Operating Officer, and (d) a Secretary. Any number of the offices established in the discretion of the Members Committee may be held by the same individual.

            4.7.2 The initial Senior Executive-Children's Network shall be Loesch and the initial Senior Executive-Saban Entertainment shall be Saban (referred to herein collectively as the "Senior Executives"). Saban may not be removed or replaced as Senior Executive-Saban Entertainment by vote of the Members, the Members Committee or any committee thereof (including the Operating Committee) or otherwise, with or without cause; provided, however, that, subject
                                                --------  -------
to the terms and provisions of any employment agreement between the Company and Saban, the provisions of this sentence shall have no force or effect at such time as either a "Triggering Event" or a "Terminating Event," as those terms are defined in Section 4.10 hereof, as occurred. Until the first to occur of (i) a Triggering Event, (ii) a Terminating Event, or (iii) that date on which this
Section 4.7.2 is amended (which shall require the consent of each of SEI, FCNH and Saban) to provide that the Senior Executives shall be appointed and serve at the pleasure of the Members Committee, FCNH shall have the sole and exclusive right to appoint (or remove) the Senior Executive Officer-Children's Network and Saban shall have the sole and exclusive right to appoint (or remove) the Senior Executive-Saban Entertainment; provided, however, each such Person will have the right to veto one person proposed by the other to serve as such Senior Executive in the course of designating each successor for Saban and Loesch. From and after the date of such event or amendment identified in the preceding sentence, the Senior Executives shall be appointed by the Members Committee.

            4.7.3 Subject to the provisions of Section 4.8 below, the officers of the Company shall have such powers, duties and obligations as are from time-to-time designated by the Members Committee or the Operating Committee.

     4.8    SENIOR EXECUTIVES.

            4.8.1 Subject to the provisions of Section 4.9 and 4.10 below, the Members hereby delegate to and authorize the Senior Executive-Saban Entertainment, to manage, control and supervise, in all respects and particulars, SEI and any other businesses allocated to Senior Executive-Saban Entertainment pursuant to Section 4.8.3 hereof (collectively, the "SEI Managed Businesses"), and the business, activities, operations, assets, obligations and liabilities of the SEI Managed Businesses. The rights, powers and duties of the Senior Executive-Saban Entertainment shall, to the maximum extent permitted by law, and subject to any contractual obligations of the SEI Managed Businesses, include any and all rights, powers and obligations with respect to the SEI Managed Businesses which under Delaware laws are granted to the shareholders, board of directors, general managers and/or executive officers of the SEI Managed Businesses, including but not limited to, the right to appoint and remove the directors of the SEI Managed Businesses, to determine the retention, termination, and designation and appointment of all corporate officers and other employees, and to delegate any of such duties and responsibilities to other officers and employees of the SEI Managed Businesses. The rights, powers and authorities delegated to the Senior Executive-Saban hereunder shall include, but not be limited to, the exercise of all rights, powers and authorities of the Company with respect to SEI under the Management Agreement.

            4.8.2 Subject to the provisions of Sections 4.9 and 4.10 below, the Members hereby delegate to and authorize the Senior Executive- Children's Network to manage, control and supervise, in all respects and particulars, FCN, FCNH Sub and FCP, and any other businesses allocated to Senior Executive-Children's Network pursuant to Section 4.8.3 hereof (collectively, the "Children's Network Managed Businesses")and the business, activities, operations, assets, obligations and liabilities of the Children's Network Managed Businesses. The rights, powers and duties of the Senior Executive-Children's Network hereunder shall, to the maximum extent permitted by law, and subject to any contractual obligations of the Children's Network Managed Businesses, include any and all rights, powers and obligations with respect to each such Person which, under the Delaware laws are granted at law to the shareholders, board of directors, general managers and/or executive officers of the Children's Network Managed Businesses, including but not limited to, the right to appoint and remove the directors of the Children's Network Managed Businesses, to determine the retention, termination, and designation and appointment of all corporate officers and other employees, and to delegate any of such duties and responsibilities to other officers and employees of the Children's Network Managed Businesses. The rights, powers and authorities delegated to the Senior Executive-Children's Network hereunder shall include, but not be limited to, the exercise of all rights, powers and authorities of the Company with respect to FCN and FCP under the Management Agreement.

            4.8.3 For purposes of this Agreement, those assets assigned to the Management Company at the closing under the Formation Agreement pursuant to that certain Asset Assignment Agreement of even date herewith and any operating assets acquired after the date hereof (such as a separate kid's service or production company), shall be allocated by the Members Committee to either or both of the Children's Network Managed Businesses and the SEI Managed Businesses.

     4.9    OPERATIONAL VETO RIGHTS.

            4.9.1 At any time or from time to time during the term of this Agreement and prior to a Triggering Event and subject to any ongoing contractual commitments of the Company to any Person who is not a Member or an Affiliate of a Member, each Senior Executive may, by written notice (a "Management Decision Notice") delivered to the Members Committee and the other Senior Executive, require that any act, action or activity, or any group of acts, actions, or activities under the management and control of the other Senior Executive may not be agreed to, arranged or effected without the prior approval of the Senior Executive delivering such Management Decision Notice.

            The Management Decision Notice may be in such form as the delivering party deems appropriate under the circumstances, and may include such matters as threshold levels which must be exceeded, singularly or in the aggregate, to necessitate Members Committee or Committee action. Once a Management Decision Notice has been delivered, unless and until the Senior Executive who delivered such Management Decision Notice modifies or rescinds such notice, or until a Triggering Event disables such notice, neither the Company nor any of the Operating Entities shall have the right or power to take effect any such act, action or activity, or to enter into an agreement to do so, without the prior approval of the Senior Executive who delivered the Management Decision Notice.

            4.9.2 To provide an information flow which should enable the respective Senior Executives to be able to prepare and deliver timely Management Decision Notices, the two Senior Executives shall meet on a regular basis to review the status of each other's business. In addition, each will agree to advise the other of any proposed significant business transaction (including, but not limited to, with respect to FCN, the ordering of any show for production, and, with respect to SEI, a multi-year output agreement in any territory) sufficiently in advance so as reasonably to allow the other to reach a decision as to whether to deliver a Management Decision Notice with respect to that transaction.

     4.10 SALE OF MORE THAN ONE-THIRD ORIGINAL INTEREST. Upon the occurrence of a Triggering Event with respect to SEI or FCNH, then (x) the rights of the applicable Senior Executive under Section 4.9 above shall terminate, (y) a quorum for the conduct of business by the Members Committee and Operating Committee under Sections 4.2.2 and 4.4 shall be modified to mean a majority of the Committee Members of the Company, in the case of the Members Committee, and a majority of the members of the committee, in the case of the Operating Committee, (z) the requirement that action by the Members Committee or Operating Committee be approved by a majority of the Class I Committee Members and a majority of the Class II Committee Members shall terminate, and all further action shall take place solely upon vote of a majority of those entitled to vote thereon, and (aa) the class of Committee Members to be appointed by FCNH and Saban, as the case may be, shall be reduced by one-half and the number of representatives from such class on the Operating Committee shall be reduced by one-half, and (bb) the right of FCNH or Saban, as the case may be, to appoint the applicable Senior Executive pursuant to Section 4.7.2 shall terminate. Upon the occurrence of a Terminating Event, the applicable party (FCNH in the case of a Terminating Event with respect to FCNH and Saban with respect to a Terminating Event with respect to SEI) shall lose all rights to appoint Committee Members to the Members Committee of the Company and all other approval rights provided for in this Agreement. For purposes of this Agreement, a Triggering Event with respect to SEI or FCNH shall be deemed to occur on such date as the SEI Stockholders or FBC, respectively, transfer more than one-third (after adjustment for any stock splits, stock dividends, reorganization or recapitalization effected after the date hereof) of the number of shares of SEI Common Stock or FCNH Common Stock which they own at the date hereof; provided, however, that any transfer effected pursuant to Section 3(b) or 3(c) of the Strategic Stockholders Agreement shall not be deemed a transfer for these purposes. A Terminating Event with respect to SEI or FCNH shall be deemed to occur on such date as the SEI Stockholders or FBC, respectively, transfer more than two-thirds (after adjustment for any stock splits, stock dividends, reorganization or recapitalization effected after the date hereof) of the number of shares of SEI Common Stock or FCNH Common Stock which they own at the date hereof; provided, however, that any transfer effected pursuant to Section 3(b) or 3(c) of the Strategic Stockholders Agreement shall not be deemed a transfer for these purposes.

     4.11 INDEMNIFICATION. The officers, Committee Members, employees and agents of the Company shall be entitled to be indemnified by the Company for any action taken or failure to act within the scope of the authority conferred on the Member by this Agreement or by law, unless such action or omission was performed or omitted in bad faith, involved intentional misconduct or a knowing violation of law. This right of indemnification shall not be construed as being in lieu of, or otherwise limiting, any right that any party may have under any agreement providing for indemnification by the Company, any Member or any Operating Entity.

     4.12 SPECIAL PROVISION RELATED TO ISRAEL LICENSEE. SEI currently licenses and distributes certain of its properties (e.g., motion pictures, television programs, other productions, merchandising and license rights) in the country of Israel through Israel Audiovisual Corporation (the "Israeli
                          ------------------
Licensee"). Notwithstanding anything to the contrary contained herein or in any of other Alliance Agreement, so long as Saban is the Senior Executive-Saban Entertainment, SEI may distribute and/or license all current or future properties of the Company, FCN and SEI to the Israel Licensee on the same basis as SEI currently distributes its properties in Israel. Notwithstanding the foregoing, SEI shall not grant rights to the Israeli Licensee that conflict with or restrict the Company's ability to grant to others satellite broadcast rights in a territory including Israel.

     4.13 SABAN RECEIVABLE. At the date hereof, Saban owes SEI an amount equal to $2,649,000. Notwithstanding anything to the contrary contained herein, effective as of the date hereof, SEI shall forgive the payment of such amount and Saban shall have no further liability with respect thereto.

     4.14 FIDUCIARY DUTIES. Notwithstanding anything to the contrary contained herein, each of the Members, on its own behalf and on behalf of its Affiliates, agrees that it will exercise the governance rights and veto rights accorded to it pursuant to this Agreement and the other Alliance Agreements in good faith and in a manner it believes to be in the best interests of the Company and the Members taken as a whole and shall not exercise any of such rights for the purpose of exploiting a business opportunity itself separate from the Company.


                                   ARTICLE 5

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS, ALLOCATION OF TAX ITEMS; MEMBER LOANS;
-------------------------------------------------------------------------------
                                 DISTRIBUTIONS
                                 -------------

     5.1    INITIAL CAPITAL CONTRIBUTIONS.

            5.1.1 Each of SEI, FBC and FCNH have made initial capital contributions to the Company as provided in the Formation Agreement.

            5.1.2 SEI shall make an additional capital contribution in an amount up to $14.5 million to the Company to the extent the Members Committee determines that such contribution is necessary in order to allow the Company to make the first installment payment due on the FBC Loan referred to in Section 5.8 hereof.

            5.1.3 For purposes of this Agreement, any payment to the Company by FBC pursuant to Section 10(i)(B) of the Strategic Stockholders Agreement shall constitute a capital contribution by FBC.

     5.2    ADDITIONAL CAPITAL CONTRIBUTIONS.  Other than as set forth in
Section 5.1 hereof or pursuant to the provisions of Section 5.9.1 hereof, no Member is required to make any additional capital contribution to the Company and no such additional capital contribution may be made by any Member without the approval of the Members Committee.

     5.3 MAINTENANCE OF CAPITAL ACCOUNTS. A Capital Account shall be established and maintained on the books of the Company for each Member.

     5.4 ALLOCATION OF TAX ITEMS. "Net Income" and "Net Loss" shall mean, with respect to each taxable year of the Company, the net income or net loss of the Company for such taxable year for federal and state income tax purposes, including, without limitation, each item of Company taxable income, loss, deduction or credit and any net gain or net loss from the sale, exchange or other disposition of Company assets.

            5.4.1 Net Income for each taxable year of the Company (the "Subject Taxable Year") shall be allocated to the Members as follows:

                    (a) First, to the Members to the extent that aggregate Net Losses allocated to them pursuant to Section 5.4.2 hereof, from the inception of the Company, are in excess of aggregate Net Income allocated to them pursuant to this Section 5.4.1(a), from the inception of the Company, in accordance with the ratio of such excesses, until all such excesses shall have been eliminated.

                    (b) Second, to the Class A Member, to the extent of the excess, if any, of (i) the aggregate of the amounts distributed to it under Sections 5.7.3, 5.7.4, 8.4.1(c) and 8.4.1(d) with respect to all taxable years of the Company up to and including the Subject Taxable Year over (ii) the aggregate Net Income allocated to it under this Section 5.4.1(b) for all taxable years of the Company prior to the Subject Taxable Year.

                    (c) Third, to the Class B Members in accordance with their Interests in the Company.

            5.4.2 Net Loss for each taxable year of the Company shall be allocated to the Members in accordance with their Interest in the Company.

            5.4.3 Notwithstanding any provision in this Section 5, if by reason of any of the transactions set forth in this Agreement or the Asset Assignment Agreement any Member is treated as receiving imputed interest from the Company, any corresponding deduction allowed to the Company for such interest shall be specially allocated to the Member which is treated as receiving such imputed interest.

            5.4.4 Notwithstanding any provision in this Section 5, if any distribution to a Member under this Section 5 is treated as a payment to a Member other than in its capacity as a Member and such payment constitutes income to such Member for tax purposes, any deduction allowed to the Company by reason of such treatment shall be specially allocated to such Member.

     5.5 NEGATIVE CAPITAL ACCOUNTS. Except to the extent the Members make contributions to the capital of the Company, no Member shall be required to pay to the Company or to any other Member any deficit or negative balance which may exist from time to time in such Member's Capital Account.

     5.6 TAX DISTRIBUTIONS. The Company shall make mandatory distributions of Distributable Cash to cover the actual tax liability of the Members with respect to their allocable share of the income of the Company, except that no such distributions shall be made to cover any Member's tax liability with respect to any income allocated to it under Section 5.4.1(a) or Section 5.4.1(b) hereof. In no event shall distributions be made under this Section 5.6 to the Class A Member until the aggregate Net Income allocated to it from the inception of the Company exceeds the aggregate Net Losses allocated to it from the inception of the Company by $50,000,000.

     5.7 ADDITIONAL DISTRIBUTIONS. Unless the Members Committee of the Company determines otherwise (which discretion shall terminate at the time of a Triggering Event), the Company shall distribute all of its Distributable Cash at the end of each fiscal year within 90 days thereafter in the following order of priority:

            5.7.1   First, as provided in Section 5.6 hereof;

            5.7.2 Second, to reduce the principal balance on the FBC Loan prov1 ided for in Section 5.8 hereof until such principal balance has been paid in full;

            5.7.3   Third, to FBC in payment of the Company's obligations under
Section 9.3.15 hereof until such obligation is paid in full;

            5.7.4 Fourth, to the Class A Member until the Class A Member has received aggregate distributions under this Section 5.7.4 in the aggregate amount of $40 million, after which the Class A Member shall not have any further right to receive any distributions hereunder.

            5.7.5 Fifth, to the Class B Members as from time to time determined by the Members Committee.

     5.8 FBC LOAN. FBC shall loan the Company $64.5 million interest free on the date of this Agreement, which loan (the "FBC Loan") shall (i) be evidenced by a separate unsecured promissory note reasonably acceptable to the Company and FBC which contains the terms summarized in this Section 5.8 and otherwise terms and conditions customary in commercial transactions, and (ii) be repaid in installments, the first installment being in the amount of $14.5 million and payable on July 15, 1996 and the remaining installments payable solely out of Distributable Cash as provided in Section 5.7.2 and liquidation proceeds as provided in Section 8.4.1(b) hereof.

     5.9    TRANSFER OF DISTRIBUTABLE CASH TO THE COMPANY; DIVIDENDS.

            5.9.1 In the event any Distributable Cash is located in the accounts of any Operating Entity and the Company is obligated under this Agreement to distribute such Distributable Cash, then the Members shall cooperate with one another in order to arrange for a transfer of such Distributable Cash to the Company for distribution to the Members.

            5.9.2 Further, FCNH agrees to cause FCN to make a dividend payment to FCNH Sub at the time or times during each fiscal year that FCN distributes net profits to its station affiliates in the amount that would have been payable to Fox Television Stations, Inc. on behalf of the Designated Fox O&Os (as defined in the Asset Assignment Agreement dated as of the date hereof by and between FBC and the Company (the "Asset Assignment Agreement") pursuant to the terms of the Station Affiliate Agreements between such entities and FCN had such Station Affiliate Agreements not been amended in accordance with the provisions of the Asset Assignment Agreement.

     5.10 RETURN OF DISTRIBUTIONS. Except for distributions made in violation of the Delaware Act or this Agreement, no Member shall be obligated to return any distribution to the Company or pay the amount of any distribution for the account of the Company or to any creditor of the Company. The amount of any distribution returned to the Company by a Member or paid by a Member for the account of the Company or to a creditor of the Company shall be added to the account or accounts from which it was subtracted when it was distributed to the Member.

     5.11 NO INTEREST. No Member shall be entitled to receive any payment or accrual in the nature of interest on such Member's capital contributions.

     5.12 TAX MATTERS PARTNER. The Members Committee shall designate one of the Members as the "tax matters partner" (as defined in the Code). The Tax Matters Partner shall take no action which is reasonably likely to have a material adverse affect on one or more of the Members unless such action is approved by the Members Committee or the Operating Committee.

     5.13 TAXATION AS A PARTNERSHIP. The Members intend that, for federal and state tax purposes, the Company should and will be taxed as a partnership. The Members agree to cooperate and to take such steps as are reasonably necessary, if any, by amendment of this Agreement or otherwise to assure that the Company will be taxed as a partnership.


                                   ARTICLE 6

                         EXCULPATION; INDEMNIFICATION
                         ----------------------------

     6.1 NO LIABILITY. No Member, officer, director, partner, shareholder, employee, attorney, trustee, manager or adviser of any Member or any of the Operating Entities shall be liable, accountable or responsible in damages or otherwise to a Member or the Company for any action taken or failure to act within the scope of the authority conferred on the Member or such other Person by this Agreement or with regard to this Agreement by law, unless such action or omission was performed or omitted in bad faith, involved intentional misconduct or a knowing violation of law.

     6.2 COMPANY INDEMNITY OBLIGATIONS. The Company shall indemnify and hold harmless each of the Members, their respective Affiliates, and their respective officers, directors, partners, shareholders, employees, attorneys, trustees, managers, advisers and agents (the "Indemnified Parties") from and against any and all losses incurred by any of them by reason of any acts, omissions or alleged acts or omissions by any of the Indemnified Parties (i) undertaken or omitted in the good faith belief that such act or omission was in furtherance of the Company's Business, (ii) undertaken or omitted not in contravention of this Agreement, and (iii) other than where such loss is incurred as a result of any actual or threatened civil, criminal, administrative or investigative action, proceeding or claim; provided, however, that if an Indemnified Party is finally determined by any court of competent jurisdiction or by any arbitrator to have acted or omitted to act in a manner which is in contravention of the standard set forth in any of the foregoing clauses (i),
(ii) or (iii), the Indemnified Party shall repay all amounts paid or reimbursed by the Company.

     6.3 SETTLEMENT; PROCEDURES. The Company shall not be required to indemnify any Indemnified Party for any amount paid or payable by such Indemnified Party in the settlement of any action, proceeding or investigation agreed to without the written consent of such Company (which consent shall not be unreasonably withheld or delayed). Promptly after receipt by an Indemnified Party of notice of its involvement in any action, proceeding or investigation, such Indemnified Party shall, if a claim in respect thereof is to be made against the Company under this Section, notify Company in writing of such involvement. No failure by such an Indemnified Party to so notify the Company shall relieve the Company from the obligation to indemnify such Indemnified Party unless and to the extent that the Company shall have been actually prejudiced by such failure. To the extent it wishes, the Company shall be entitled to assume the defense of any action that is the subject of this Section with counsel reasonably satisfactory to such Indemnified Party; provided,
                                                                --------
however, that such Indemnified Party may retain its own counsel at its expense
-------
if representation of both such Indemnified Party and the Company would, in the reasonable judgment of such Indemnified Party, be inappropriate due to actual or potential differing interests between them.

     6.4 WITHDRAWAL. This Article 6 shall survive the withdrawal of any Member from the Company and any termination or dissolution of the Company: provided, however, that in no event shall any Member (or former Member) be
--------  -------
liable for any liability or obligation resulting from acts or omissions which occurred following such withdrawal, termination or dissolution except as expressly provided in this Agreement.

     6.5 SETTLEMENTS CONDITIONED UPON FULL RELEASE. The Company will not, without the prior written consent of each affected Indemnified Party, settle or compromise any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this Article 6, unless such settlement or compromise includes a full and unconditional release of each such Indemnified Party from all liability arising out of such claim, action, suit or proceeding, reasonably satisfactory in form and substance to such Indemnified Party.

     6.6 SUBROGATION. If any Indemnified Party receives payment or other indemnification from the Company with respect to any claim or demand by any third Person against the Indemnified Party, the

Company shall be subrogated to the extent of such payment or indemnification to all rights in respect of the subject matter of such claim to which the Indemnified Party may be entitled, to institute appropriate action for the recovery thereof, and the Indemnified Party agrees to provide reasonable levels of assistance and cooperation to the Company, in enforcing such rights; provided, however, that no right of subrogation shall exist in favor of the
--------  -------
Company to institute any action for the recovery of any amount from any officer or Member of the Members Committee or any officer or director of any Member, if the actions of such officer, director or Member of the Members Committee giving rise to the indemnified claim would prohibit indemnification by the Company of such officer, director or Member of the Members Committee under this Agreement solely because such officer, director or Member of the Members Committee did not meet the applicable standard of conduct set forth in this Agreement, and not as a result of the unavailability of indemnification as a result of any public policy or for any other reason.


                                   ARTICLE 7

                   BOOKS OF ACCOUNT, ACCOUNTING AND REPORTS
                   ----------------------------------------

     7.1 BOOKS AND RECORDS. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with the GAAP. The books and records of the Company shall reflect all Company transactions and shall be appropriate and adequate for the Company's business.

     7.2 INSPECTION RIGHTS. Each Class B Member and any of its designated representatives has the right, upon reasonable request for purposes reasonably related to the interest of the Person as a Member, to inspect and copy, at the Company's expense, during normal business hours any of the Company books and records.

     7.3    ANNUAL AND QUARTERLY STATEMENTS.

            7.3.1 Within 45 days following the end of each fiscal quarter of the Company, the Members Committee shall prepare and submit or cause to be prepared and submitted to the Class B Members an unaudited income statement for such fiscal quarter and a balance sheet as of the end of such quarter, in each case (where applicable) with information for the comparable period during the prior fiscal year of the Company and further, in each case prepared in accordance with GAAP.

            7.3.2 Within 90 days following the end of each fiscal year of the Company, the Members Committee shall prepare and submit or cause to be prepared and submitted to the Class B Members (i) an audited balance sheet, together with audited income statements,

Members equity and changes in financial position for the Company during such fiscal year; a report on activities during the fiscal year; and an audited statement showing any amounts distributed to a Member in respect of such fiscal year.

            7.3.3 The Members Committee shall cause to be prepared at least annually, at the expense of the Company, information necessary for the preparation of the Members' federal and state income tax returns. The Members Committee shall send or cause to be sent to each Member within 60 days after the end of each taxable year such information as is necessary to complete its federal and state income tax or information returns, and, a copy of the Company's federal, state, and local income tax or information returns for that year.

     7.4 CERTIFIED PUBLIC ACCOUNTANTS. Until otherwise determined by the Members Committee, Ernst & Young LLP shall serve as the outside accountants for the Company.

     7.5 BANK ACCOUNTS. All funds and monies of the Company shall be deposited in its name in such accounts and at such banks as shall be from time to time determined by the Members Committee.

     7.6 TAX ELECTIONS. All federal or state income tax elections, and other tax policy determinations shall be subject to approval of the Members Committee.


                                   ARTICLE 8

                  DISSOLUTION AND LIQUIDATION OF THE COMPANY
                  ------------------------------------------

     8.1 DISSOLUTION. The Company shall dissolve upon the happening of any one of the following events:

            8.1.1 Any event which results in the Company having less than two Members.

            8.1.2 The Bankruptcy, death, retirement, withdrawal, or incapacity of any Member, unless the remaining Members determine to continue the existence of the Company. Each of SEI and FCNH hereby agree to continue the existence of the Company notwithstanding the termination of FBC's Class A Membership pursuant to the provisions of Section 3.2 hereof.

     8.2 EFFECT OF DISSOLUTION. The dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until this Agreement has been canceled and the assets of the Company shall have been distributed as provided in Section 8.4 of this Agreement and the Delaware Act. Notwithstanding the dissolution of the

Company, prior to the termination of the Company, the business of the Company and the affairs of the Members, as such, shall continue to be governed by this Agreement. The dissolution of the Company shall not result in the termination or modification of any provision of any other agreement between the Company and any of its Members or Affiliates thereof except as provided in such other agreement.

     8.3 NO RECOURSE AGAINST MEMBERS FOR DISTRIBUTION. Except as expressly provided herein to the contrary, each Member shall look solely to the assets of the Company for all distributions with respect to the Company, for return of its capital contribution thereto, for its share of net profit or net loss, and for any other payment in respect of its interest in the Company, and shall have no recourse therefor (upon dissolution or otherwise) against the other Members.

     8.4    LIQUIDATION.

            8.4.1 Upon dissolution of the Company, the Class B Members shall liquidate the assets of the Company, and after allocating all Net Income or Net Loss for the fiscal year in which such dissolution occurs (including any capital gain or loss resulting from the disposition of such assets) in accordance with
Section 5.4 hereof and shall apply and distribute the proceeds thereof (a) first, to the payment of the obligations of the Company to third parties, to the expenses of liquidation, and to the setting up of any reserves for contingencies which the Members may consider necessary, (b) second, to FBC to retire any remaining outstanding and unpaid principal on the FBC Loan, (c) third, to FBC in an amount equal to the positive difference, if any, between $10 million and the aggregate of all payments out of Distributable Cash paid to FBC pursuant to
Section 5.7.3 hereof, (d) fourth, to the Class A Member in an amount equal to the positive difference, if any, between $40 million and the aggregate of all distributions of Distributable Cash distributed to the Class A Member pursuant to Section 5.7.4 hereof, and (e) the balance to the Class B Members in accordance with their respective Capital Accounts (as adjusted to reflect the aforesaid allocation of Net Income or Net Loss).

            8.4.2 Notwithstanding Section 8.4.1, in the event that the Class B Members determine that an immediate sale of all or any portion of the Company's assets would cause undue loss to the Members, the Class B Members, in order to avoid such loss, may either defer liquidation of and withhold from distribution for a reasonable time any assets of the Company except those necessary to satisfy the Company's debts and obligations, or distribute the assets to the Members in kind.

            8.4.3 If any assets of the Company are to be distributed in kind, such assets shall be distributed on the basis of the fair market value thereof, and any Member entitled to any interest in such assets shall receive an interest therein as a tenant-in-common with all other Members so entitled.

            8.4.4 The Members Committee or surviving Member shall cause the cancellation of this Agreement following the liquidation and distribution of all of the Company's assets.

            8.4.5 Notwithstanding anything in this Article 8 to the contrary, in the event of dissolution as required in Section 8.1.1 the Members shall work with one another to arrive at terms and conditions for the ordinary and equitable dissolution of the Company.

            8.4.6 No Member shall have any obligation to restore any deficit balance in such Member's Capital Account upon completion of the liquidation described in this Section 8.4.


                                   ARTICLE 9

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     9.1 MISCELLANEOUS. In this Agreement, headings are for con venience only and shall not affect interpretation, and except to the extent that the context otherwise requires: (a) references to any legislation or to any provision of any legislation include any modification or re-enactment of, or any legislative provision substituted for, and all statutory instruments issued under, such legislation or such provision; (b) words denoting the singular include the plural and vice versa; (c) words denoting individuals include corporations and other Persons and vice versa; (d) words denoting any gender include all genders; (e) references to any document, agreement or other instrument (including this Agreement) include references to such document, agreement or other instrument as amended, novated, supplemented or replaced from time to time; (f) references to clauses, sub-clauses, sections, sub-sections, Schedules and Exhibits are to clauses, sub-clauses, sections, sub-sections, Schedules and Exhibits of this Agreement; (g) "or" is not exclusive; (h) "$", and all other references to dollar amounts, are in U. S. currency; (i) references to any party to this Agreement or any other document, agreement or other instrument includes its successors or permitted assigns; and (j) "writing" and cognate expressions include all means of reproducing words in a tangible and permanently visible form.

     9.2 RIGHTS PERSONAL TO FCNH AND SABAN. Each and every right and obligation which refers to "Saban" or FCNH is personal to Saban or FCNH, as the case may be, and shall not attach to, or be deemed to relate to or concern the Shares held by Saban or FCNH; and thus, without the prior written consent of both Saban and FCNH none of such rights or obligations may be assigned, delegated or transferred to any other Person; provided, however, that in the event of the incompetency or death
              --------  -------
of Saban, all rights granted to Saban hereunder shall be exercisable by his conservator, executor or administrator, or by a single Person from time to time designated by SEI Stockholders then holding a majority of the then outstanding Shares of SEI Common Stock held by all SEI Stockholders.

     9.3 NOTICES. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given (i) if delivered in person, upon delivery thereof, or (ii) if mailed, certified first class mail, postage pre-paid, with return receipt requested, on the fifth day after the mailing, or (iii) if sent by telex or facsimile transmission, with a copy mailed on the same day in the manner provided in (ii) above, when transmitted and receipt is confirmed by telephone or telex or facsimile response, or (iv) if otherwise actually delivered, when delivered:


            9.3.1                  If to FCNH:

                                   FCN Holding, Inc.

                                   FOX INC.
                                   10201 W. Pico Boulevard
                                   Los Angeles, CA  90035
                                   SVP Legal Affairs
                                   Fox Television Group
                                   Attention:  Jay Itzkowitz, Esq.
                                   Fax: (310) 369-2572


                                   With a copy to:

                                   Squadron, Ellenoff, Plesent &
                                   Sheinfeld, LLP
                                   551 Fifth Avenue
                                   New York, New York  10176
                                   Attention:  Harry Horowitz, Esq.
                                   Fax: (212) 697-6686

            9.3.2                  If to FBC:

                                   FOX INC.
                                   10201 W. Pico Boulevard
                                   Los Angeles, CA
                                   SVP Legal Affairs
                                   Fox Television Group
                                   Attention:  Jay Itzkowitz, Esq.
                                   Fax: (310) 369-2572

                                   With a copy to:

                                   Squadron, Ellenoff, Plesent &
                                   Sheinfeld, LLP
                                   551 Fifth Avenue
                                   New York, New York  10176
                                   Attention:  Harry Horowitz, Esq.
                                   Fax: (212) 697-6686
            9.3.3                  If to Saban or SEI:

                                   Saban Entertainment, Inc.
                                   10960 Wilshire Boulevard
                                   Los Angeles, CA 90024
                                   Fax:  (310) 235-5108


                                   With a copy to:

                                   Matthew G. Krane, Esq.
                                   2051 Hercules Drive
                                   Los Angeles, CA 90046
                                   Fax:  (213) 851-1178

                                   and with a copy to:

                                   Troop Meisinger Steuber & Pasich, LLP
                                   10940 Wilshire Boulevard, Suite 800
                                   Los Angeles, California 90024
                                   Attention:  Richard E. Troop, Esq.
                                   Fax: (310) 443-8503

or at such other address or addresses as may have been furnished by such Person in like manner to the other parties.

            9.3.4 SEVERABILITY. Should any Section or any part of a Section within this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section in this Agreement.

            9.3.5 GOVERNING LAW. THE TERMS OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE WITHIN, AND TO BE PERFORMED WITHIN, SUCH STATE, EXCLUDING CHOICE OF LAW PRINCIPLES OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

            9.3.6 NO ADVERSE CONSTRUCTION. The rule that a contract is to be construed against the party drafting the contract is hereby waived, and shall have no applicability in construing this Agreement or the terms of this Agreement.

            9.3.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

            9.3.8 COSTS AND ATTORNEYS' FEES. In the event that any action, suit, or other proceeding is instituted concerning or arising out of this Agreement, the prevailing party shall recover all of such party's costs, and attorneys' fees incurred in each and every such action, suit, or other proceeding, including any and all appeals or petitions therefrom. As used herein, "attorneys' fees" shall mean the full and actual costs of any legal services actually rendered in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services, and shall not be limited to "reasonable attorneys' fees" as defined by any statute or rule of court.

            9.3.9 SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Agreement, all rights, covenants and agreements of the parties contained in this Agreement shall be binding upon and inure to the benefit of their respective successors and permitted assigns. Except as otherwise specifically set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

            9.3.10 AMENDMENTS AND WAIVERS. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of each of the Class B Members and Saban; provided, however, that no such amendment or
                                  --------  -------
waiver shall extend to or affect the obligation to make distributions to the Class A Member pursuant to Sections 5.7.2, 5.7.3, 5.7.4, 8.4.1(b), 8.4.1(c) or 8.4.1(d) without the consent of the Class A Member; and provided further, that
                                                        ----------------
no such amendment or waiver shall extend to or affect any obligation not expressly waived or impair any right consequent therein. No delay or omission to exercise any right, power or remedy accruing to any party hereto shall impair any such right, power or remedy of such party nor be construed to be a waiver of any such right, power or remedy nor constitute any course of dealing or performance hereunder.

            9.3.11 ENTIRE AGREEMENT. This Agreement, the attached Exhibits and Schedules and the agreements referred to herein and therein, together contain the entire understanding of the parties, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein. No party to this Agreement makes any representation or warranty except as expressly set forth herein.

            9.3.12 AGREEMENT TO PERFORM REQUIRED ACTS. Each party hereto agrees to perform any further acts and to execute and deliver any further documents that may be reasonably necessary to carry out the provisions hereof, that may be required to secure performance of any party's duties hereunder or that may be required to assure the legal and binding effect of the provisions hereof.

            9.3.13 CONSENT TO JURISDICTION; FORUM SELECTION. Any actions, suits or proceedings instituted in connection with this Agreement or the performance by the parties of their obligations hereunder shall be instituted and maintained exclusively in the Superior Court for the State of California, County of Los Angeles or in the United States District Court for the Central District of California. By execution and delivery hereof, each party hereto hereby consents, for itself and in respect of its property, to the jurisdiction of the aforesaid courts solely for the purpose of adjudicating its rights or obligations under, or any disputes involving, this Agreement or any document related hereto. Each party hereto hereby irrevocably waives, to the extent permitted by applicable law, any objection, including, without limitation, any objection that the other corporate party or parties lack the capacity to sue or defend based upon its or their lack of a certificate of qualification to conduct intrastate business in California, and any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have
                        ----- --- ----------
to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto.

            9.3.14 DEADLOCK. The parties intend that any controversy or dispute with regard to the management of the Company which results in a deadlock between them, or between members of the Members Committee or the Operating Committee, is to be resolved between them without the intervention of any court or other tribunal and each party expressly waives the right or power to seek relief (including, but not limited to dissolution) from any court (whether sitting in law or equity) with respect thereto.

            9.3.15 ADMINISTRATION AGREEMENT. Pursuant to Section 10.2 of the Asset Assignment Agreement, the Company has assumed all of the executory obligations of FBC under that certain Administration Agreement by and between FCN and FBC dated as of

February 7, 1990 ("Administration Agreement"). For so long as FCNH remains a Member hereunder, it shall be the sole responsibility of FBC to carry out all of such obligations on behalf of the Company. FBC shall receive a fixed fee in the amount of $10,000,000 in consideration of all services performed under this Section, which amount shall be solely paid out of Distributable Cash or liquidation proceeds as provided in Sections 5.7.3 and 8.4.1(c). The Company may, upon delivery of six months notice to FBC, release FBC from any and all of its obligations under this Section 9.3.15, provided that such release shall not
                                           -------- ----
affect FBC's right to receive its fee hereunder, and provided further, that such
                                                     -------- -------
release shall not affect the obligations in the Administration Agreement assumed by Company.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   SABAN ENTERTAINMENT, INC.



                                   By: /s/ Haim Saban
                                       ----------------------------
                                       Haim Saban
                                       Its: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                   FCN HOLDING, INC.



                                   By: /s/ Jay Itzkowitz
                                       ------------------------------

                                       Its: Senior Vice President



                                   FOX BROADCASTING COMPANY



                                   By: /s/ Jay Itzkowitz
                                       ------------------------------

                                   Its: Senior Vice President

                                   EXHIBIT A

                                 DEFINED TERMS


     Definitions.  As used in the Agreement to which this Exhibit is attached
     -----------
(the "Agreement"), the following terms shall have the following meanings:

          "AFFILIATE" shall mean, any Person which directly or indirectly controls, or is controlled by, or is under common control with another Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

          "ALLIANCE AGREEMENTS" shall have the meaning set forth in the Formation Agreement.

          "ASSET ASSIGNMENT AGREEMENT" means that certain Asset Assignment Agreement, dated as of the date hereof, by and among, inter alia, FBC and the
                                                      ----- ----
Company.

          "BANKRUPTCY" means: (a) the filing of an application by a Member for, or its consent to, the appointment of, a trustee, receiver or custodian of its assets; (b) the entry of an order for relief with respect to a Member in proceedings under the United States Bankruptcy Code, as amended from time to time; (c) the making by a Member of a general assignment for the benefit of creditors; (d) the entry of an order, judgment or decree by any court of competent jurisdiction appointing a trustee, receiver or custodian of the assets of a Member unless the proceedings and the Person appointed are dismissed within one hundred twenty (120) days; or (e) the failure by a Member generally to pay its debts as the debts become due within the meaning of Section 303(h)(1) of the United States Bankruptcy Code, as determined by the Bankruptcy Court, or the admission by a Member in writing of its inability to pay its debts as they become due.

          "CAPITAL ACCOUNTS" mean capital accounts maintained for the Members in accordance with Section 1.704-1(b) of the Treasury Regulations.

          "CERTIFICATE OF FORMATION" means the Certificate of Formation of the Company in the form set forth in Schedule 2.1, which has been filed with the
                                 ------------
Secretary of State of the State of Delaware.

          "CLASS A MEMBER" means FBC.

          "CLASS B MEMBERS" means SEI and FCNH.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "COMPANY" shall mean FOX KIDS WORLDWIDE, L.L.C., the limited liability company formed hereby.

          "COMPANY'S BUSINESS" shall have the meaning set forth in Section 2.5 of this Agreement.

          "DELAWARE ACT" shall mean the Limited Liability Company Act of the State of Delaware as the same may be amended from time to time.

          "DISTRIBUTABLE CASH" means, at the time a determination of Distributable Cash is made, the amount of cash which the Members Committee reasonably determines is available for distribution to Members taking into account all cash amounts, debts, liabilities, and obligations of the Company and each of the Operating Entities then due and after setting aside reserves ("Reserves") in an amount reasonably deemed necessary to provide for the Company's or such Operating Entities' current or planned capital expenditures, debt service, working capital and expansion plans. If the Members Committee is unable to agree as to the amount of the Reserves, then Reserves shall be maintained in an amount equal to $30 Million.

          "FBC" shall mean the Fox Broadcasting Company, a Delaware corporation.

          "FBC COMMON STOCK shall have the meaning ascribed to such term in the Strategic Stockholders Agreement.

          "FBC LOAN" shall have the meaning set forth in Section 5.8 of this Agreement.

          "FBC SERVICE FEE" shall have the meaning set forth in Section 9.3.15 of this Agreement.

          "FCN" means the Fox Children's Network, Inc., a Delaware corporation, and its direct and indirect subsidiaries.

          "FCNH SUB" means FCNH Sub, Inc., a Delaware corporation and a wholly owned subsidiary of FCNH and the parent of FCN and FCP.

          "FCNH" means FCN Holding, Inc., a Delaware corporation.

          "FCP" means Fox Children's Productions, Inc., a Delaware corporation.

          "FORMATION AGREEMENT" shall have the meaning set forth in the Recitals to this Agreement

          "GAAP" means generally accepted principles as in effect on the date hereof.

          "INTEREST IN THE COMPANY" shall mean with respect to each Member its "partner's interest in the partnership," as such term is defined in Section 704(b) of the Code and the Treasury Regulations thereunder.

          "LOESCH" means Margaret Loesch.

          "MANAGEMENT AGREEMENT" means that certain Management Agreement, dated as of the date hereof, by and among FCNH Sub, SEI and the Company.

          "MANAGEMENT DECISION NOTICE" shall have the meaning set forth in
Section 4.9.1 of this Agreement.

          "MEMBER(S)" shall mean individually each of the Class A Members and the Class B Members and collectively all of the foregoing.

          "MEMBERS COMMITTEE" shall have the meaning set forth in Section 4.1.1 of this Agreement.

          "OPERATING AGREEMENT" shall mean this Operating Agreement entered into by and between SEI, FBC and FCNH.

          "OPERATING COMMITTEE" shall mean that certain operating committee established by the Members Committee pursuant to Section 4.4 of the Operating Agreement.

          "OPERATING ENTITIES" shall mean and include SEI, FCN and FCP and their respective subsidiaries.

          "PERSON" means an individual, partnership, corporation, limited liability company, limited liability partnership, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

          "SABAN" means Haim Saban.

          "SEI" means Saban Entertainment, Inc., a Delaware corporation, and its direct and indirect subsidiaries.

          "SEI STOCKHOLDERS AND SEI COMMON STOCK shall have the meanings ascribed to such terms in the Strategic Stockholders Agreement.

          "STRATEGIC SHAREHOLDERS AGREEMENT" shall mean that certain Strategic Shareholders Agreement dated as of the date hereof by and between, among others, SEI, FCNH, Saban, FBC and the SEI Stockholders named therein.

          "TERMINATING EVENT" shall have the meaning set forth in Section 4.10 of this Agreement.

          "TREASURY REGULATIONS" means the Treasury Regulations, as amended, adopted by the Internal Revenue Service under the Code.

          "TRIGGERING EVENT" shall have the meaning set forth in Section 4.10 hereof.